Exhibit 99.1

EVERQUOTE ANNOUNCES SECOND QUARTER REVENUE GROWTH OF 37% FOLLOWING ITS RECENT IPO

•	Revenue Increased 37% to $41.1 Million Year-Over-Year

•	Automotive Revenue Grew 23% to $35.5 Million Year-Over-Year

•	Home and Life Revenue Grew 420% to $5.6 Million Year-Over-Year

CAMBRIDGE, Mass., August 6, 2018 — EverQuote, Inc. (“EverQuote” or “the Company”), a leading online insurance marketplace in the U.S. connecting consumers with insurance providers, today announced financial results for the second quarter ended June 30, 2018.

“We reached an important milestone for the Company in the second quarter - completing our initial public offering,” said Seth Birnbaum, CEO and Co-Founder of EverQuote. “We expect proceeds from the offering to support growth throughout the business as we further expand our market opportunities by attracting more consumers, increasing provider coverage, launching new verticals and deepening consumer engagement.”

“In our first quarter as a public company, we are excited to report strong revenue growth with solid momentum in our auto insurance vertical complemented with rapid growth in our newer home and life insurance verticals. We also made progress enhancing our consumer and provider experience and are focused on our mission to make finding insurance easy and more personal, saving consumers and insurance providers time and money.

“This quarter, we reported a 34% year-over-year increase in revenue per quote request and a 41% increase in both revenue less advertising expense and Variable Marketing Margin to record levels. Our results demonstrate the strength of our unique marketplace model and the power of our data science and analytics - achieving improved traffic performance, more optimized yield management and increased provider coverage and spend,” concluded Mr. Birnbaum.

Second Quarter 2018 Financial Highlights:

(All comparisons are relative to the second quarter of 2017 unless otherwise stated):

•	Total revenue of $41.1 million, an increase of 37% driven by strength in pricing as a result of increasing provider coverage and demand.

•	Automotive insurance vertical revenue of $35.5 million, an increase of 23%.

•	Home and life insurance vertical revenue of $5.6 million, an increase of 420%.

•	Revenue less advertising expense of $12.1 million, growth of 41%.

•	Variable Marketing Margin of $12.8 million, growth of 41%.

•	GAAP net loss of $1.7 million, unchanged from the prior year period.

•	Adjusted EBITDA of ($0.6) million, an improvement of 25%.

Second Quarter 2018 Business Highlights:

•	EverQuote added 15 new carrier partners across auto, home and life.

•	The Company experienced continued strength in cross-selling into new verticals and referral formats across both carrier and agent market segments.

•	8 of the Company’s top 10 providers expanded spend in the EverQuote marketplace.

•	EverQuote completed 13 new or expanded technology integrations with provider partners.

•	The Company’s direct business increased to 90% of revenue, mostly from existing insurance carriers and agents.

•	The Company’s distribution growth and traffic optimization initiatives led to revenue per quote request rising by 34% when compared to the prior year.

Second Quarter 2018 Impact from EverQuote’s Initial Public Offering

•	On June 27, 2018, EverQuote priced its initial public offering of 4,687,500 shares of Class A common stock, including 3,125,000 shares sold by the Company, at $18 per share.

•	As of June 30, 2018, prior to the closing of the IPO, EverQuote had total outstanding shares of common stock of 9.1 million.

•	Upon closing of the IPO on July 2, 2018, EverQuote received proceeds of $48.6 million, net of underwriters discount and offering costs.

•

Immediately subsequent to the IPO closing on July 2, 2018, EverQuote had total outstanding shares of common stock of 24.9 million, including the issuance of 12.6 million shares of common stock upon the automatic conversion of all outstanding shares of redeemable convertible preferred stock.

•

EverQuote’s second quarter net loss attributable to common stockholders of $28.1 million includes $26.4 million of accretion of redeemable convertible preferred stock to redemption value, reflecting the final adjustment of the carrying value of the preferred stock prior to its conversion to common stock.

•	EverQuote’s second quarter net loss per share attributable to common stockholders of ($3.10) includes $2.91 per share of accretion of redeemable convertible preferred stock to redemption value.

Third Quarter and Full-Year 2018 Guidance:

“We are focused on driving strong revenue growth as we make targeted investments in talent and infrastructure to enhance our marketplace’s effectiveness for our insurance providers and consumers,” said John Wagner, Chief Financial Officer.

EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

Third quarter 2018:

•	Revenue of $40.4 - $41.2 million.

•	Variable Marketing Margin of $12.3 - $12.7 million.

•	Adjusted EBITDA in the range of ($1.0) - ($1.3) million.

Full-year 2018:

•	Revenue of $161.0 - $162.6 million.

•	Variable Marketing Margin of $48.6 - $49.4 million.

•	Adjusted EBITDA in the range of ($3.4) - ($4.0) million.

With respect to the Company’s expectations under “Third Quarter and Full-Year 2018 Guidance” above, the Company has not reconciled Variable Marketing Margin and Adjusted EBITDA to Revenue less Advertising Expense and Net Loss, respectively, in this press release because the Company does not provide guidance for advertising expense, stock-based compensation expense, depreciation and amortization expense, interest expense, and the provision for (benefit from) income taxes as the Company is unable to quantify these amounts without unreasonable efforts that would be required to be include such GAAP measures. In addition, the Company believes such reconciliations would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its second quarter 2018 financial results at 4:30 p.m. Eastern Time today, August 6, 2018. To access the conference call, dial (866) 393-4306 for the U.S. or Canada, or (734) 385-2616 for international callers and provide conference ID 2878838. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on August 6, 2018, until 11:59 p.m. Eastern Time on August 13, 2018, by dialing (855) 859-2056 for the U.S. or Canada, or (404) 537-3406 for international callers, and entering passcode 2878838. In addition, an archived webcast will be available on the Investors section of the Company’s website at:

https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (3) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (4) the Company’s ability to maintain and build its brand; (5) the Company’s reliance on its third-party service providers; (6) the Company’s ability to expand internationally; (7) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (8) the Company’s expected use of proceeds from its initial public offering; and (9) other factors discussed in the “Risk Factors” section of the final prospectus for the Company’s initial public offering, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace in the U.S., connecting consumers with insurance providers. The company’s proprietary data & technology platform matches and connects consumers seeking to purchase insurance with relevant options from the company’s broad direct network of insurance providers, saving consumers and providers time and money. EverQuote was founded with the vision of applying a scientific, data-driven approach to help consumers find the best price and coverage for their individual insurance needs, reshaping the insurance shopping experience.

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands except per share)
Revenue	$41,092	$30,017	$81,822	$61,769

Cost and operating expenses(1):
Cost of revenue	2,873	1,884	5,488	3,620
Sales and marketing	34,932	26,354	69,955	54,781
Research and development	3,181	2,100	5,795	4,231
General and administrative	1,733	1,259	3,446	2,268

Total cost and operating expenses	42,719	31,597	84,684	64,900

Loss from operations	(1,627)	(1,580)	(2,862)	(3,131)
Interest expense	(103)	(85)	(196)	(152)

Net loss	(1,730)	(1,665)	(3,058)	(3,283)
Accretion of redeemable convertible preferred stock to redemption value	(26,402)	(995)	(37,415)	(12,779)

Net loss attributable to common stockholders	$(28,132)	$(2,660)	$(40,473)	$(16,062)

Net loss per share attributable to common stockholders, basic and diluted	$(3.10)	$(0.31)	$(4.55)	$(1.81)

Weighted average common shares outstanding, basic and diluted	9,085	8,523	8,897	8,891

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Cost of revenue	$10	$7	$17	$13
Sales and marketing	400	201	670	411
Research and development	168	116	292	219
General and administrative	145	144	311	296

	$723	$468	$1,290	$939

EVERQUOTE, INC.

BALANCE SHEET DATA

	June 30, 2018	December 31, 2017
	(in thousands)
Cash	$2,382	$2,363
Working capital (deficit)	(98)	2,634
Total assets	29,541	20,519
Long-term debt	6,983	4,250
Total liabilities	30,339	20,126
Redeemable convertible preferred stock	88,352	50,937
Total stockholders’ deficit	(89,150)	(50,544)

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net loss	$(3,058)	$(3,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	612	731
Stock-based compensation expense	1,290	939
Noncash interest expense	14	10
Deferred rent	325	108
Changes in operating assets and liabilities:
Accounts receivable	(3,025)	(255)
Prepaid expenses and other current assets	(1,379)	(126)
Other assets	—	(61)
Accounts payable	3,193	(1,427)
Accrued expenses and other current liabilities	863	1,008
Deferred revenue	166	(40)

Net cash used in operating activities	(999)	(2,396)

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(1,395)	(648)

Net cash used in investing activities	(1,395)	(648)

Cash flows from financing activities:
Proceeds from exercise of stock options	577	383
Repurchase of common stock	—	(9,229)
Proceeds from borrowings on line of credit	22,729	10,800
Repayments of borrowings on line of credit	(17,746)	(9,300)
Repayments of term loan	(2,625)	(750)
Payments of initial public offering costs	(522)	—

Net cash provided by (used in) financing activities	2,413	(8,096)

Net increase (decrease) in cash	19	(11,140)
Cash at beginning of period	2,363	12,400

Cash at end of period	$2,382	$1,260

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended June 30,		Change
	2018	2017	%
	(in thousands)
Automotive	$35,509	$28,943	22.7%
Home and Life	5,583	1,074	419.8%

Total Revenue	$41,092	$30,017	36.9%

Other financial and operating metrics:

	Three Months Ended June 30,		Change
	2018	2017	%
	(in thousands)
Loss from operations	$(1,627)	$(1,580)	3.0%
Net loss	$(1,730)	$(1,665)	3.9%
Quote requests	3,018	2,950	2.3%
Variable Marketing Margin(1)	12,819	9,108	40.7%
Adjusted EBITDA(1)	$(586)	$(785)	25.4%

(1)	Variable Marketing Margin and Adjusted EBITDA are non-GAAP measures. Please see “EverQuote’s Reconciliation of Non-GAAP Measures to GAAP” below for more information.

EVERQUOTE, INC.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented its variable marketing margin and adjusted EBITDA as non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

The Company defines variable marketing margin, or VMM, as revenue as reported in the Company statements of operations and comprehensive loss, less online advertising costs related to attracting consumers to EverQuote’s marketplace (which are a component of total advertising expense, which is a component of sales and marketing expense). The most directly comparable GAAP measure for VMM is revenue less advertising expense. The Company utilizes VMM to measure the financial return on EverQuote’s online advertising, specifically to measure the degree by which the revenue generated from consumer quote requests exceeds the cost to attract those consumers to EverQuote’s marketplace through online advertising. The Company also uses VMM to measure the efficiency of individual online advertising and consumer acquisition sources and to make trade-off decisions to manage the Company’s return on advertising. The Company does not utilize VMM as a measure of overall profitability. The Company presents VMM because it is used extensively by EverQuote’s management and board of directors to manage the Company’s operating performance, including evaluating operational performance against budgeted VMM and understanding the efficiency of EverQuote’s online advertising spend.

The Company defines adjusted EBITDA as net loss, excluding the impact of stock-based compensation expense; depreciation and amortization expense; interest expense; and the provision for (benefit from) income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses these non-GAAP financial measures to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that each of these non-GAAP financial measures helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the expenses that the Company excludes in the calculations of each non-GAAP financial measure. Accordingly, the Company believes that these financial measures provide useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than revenue less advertising expense and net income (loss), which are the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following tables reconcile VMM and adjusted EBITDA to revenue less advertising expense and net loss, respectively, the most directly comparable financial measures calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended June 30,
	2018	2017
	(in thousands)
Revenue	$41,092	$30,017
Less: total advertising expense	(28,946)	(21,429)

Revenue less advertising expense	12,146	8,588
Add: other advertising expense (1)	673	520

Variable marketing margin	$12,819	$9,108

(1)

Other advertising expenses consist of general advertising costs that are designed to promote the business, attract insurance providers or produce results other than generating online marketplace traffic, such as increasing downloads of the Company’s EverDrive safe driver app. They are not directly related to generating revenue or online marketplace traffic, and as such are excluded by management from the calculation of VMM.

Below is a reconciliation of Net loss to Adjusted EBITDA.

	Three Months Ended June 30,
	2018	2017
	(in thousands)
Net loss	$(1,730)	$(1,665)
Stock-based compensation	723	468
Depreciation and amortization	318	327
Interest expense	103	85

Adjusted EBITDA	$(586)	$(785)

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

Media Contact:

Ryan Ruffing

rruffing@everquote.com

(617) 206-6561

SOURCE: EverQuote, Inc.